Exhibit 99.1

ITT Reports Strong 2018 First-Quarter Results

Raises full-year EPS guidance

2018 First-Quarter GAAP Results

  Record revenue up 10% to $689 million
  Record orders up 14% to $761 million
  Segment operating income up 28% to $102 million
  EPS of $1.14

2018 First-Quarter Adjusted Results

  Organic revenue up 2%
  Organic orders up 4%
  Record adjusted segment operating income up 22% to $103 million
  Record adjusted EPS up 20% to $0.77

Strategic Highlights

  Won 2 North American Front Axle, Copper Free OEM Friction Platforms with Major OEMs
  Successfully Ramping Production at New State-of-the-Art North American Friction Facility
  Record Orders on Share Gains in Rotorcraft, and Electric Vehicle Charging Station Markets

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--May 4, 2018--ITT Inc. (NYSE:ITT) today reported 2018 first-quarter financial results that reflect the company’s continued focus on operational execution and growth strategies to win share in key global end markets. “In the first quarter, ITT delivered record results and double-digit growth across a number of key metrics including orders, revenue, adjusted segment operating income and adjusted EPS,” said CEO and President Denise Ramos. “This performance was driven by our intense focus on optimizing execution, reflected in our strong productivity gains, and on initiatives that are helping us gain share in strategic end markets around the world. In 2018, while we’ll continue to drive results through operational efficiencies, I am excited by the progress we are making in a number of new growth markets and see significant potential for us to accelerate our top-line momentum.”

Revenue and Orders

On a GAAP basis, the company delivered revenue of $689 million, reflecting a 10 percent increase over the prior year, which included a 7 percent benefit from foreign exchange. Organic revenue (defined as total revenue excluding foreign exchange, acquisition and divestiture impacts) increased 2 percent driven by strength in emerging markets and transportation. The revenue results also reflect growth in aftermarket pump services and rotorcraft equipment, offset by declines in short-cycle baseline pumps in Asia. Organic orders grew 4 percent as growth in global auto friction, rotorcraft equipment, defense aftermarket, and electric vehicle connectors more than offset an unfavorable comparison due to a significant prior year oil and gas pump project order. Organic orders grew 8 percent excluding this large prior year oil and gas order.

Segment Operating Income

GAAP segment operating income increased 28 percent to $102 million on segment margins of 14.8 percent. Adjusted segment operating income increased 22 percent to $103 million, with double-digit growth delivered by each segment. Adjusted segment operating margins improved 140 basis points to 15.0 percent due to higher volumes, productivity and restructuring benefits, improved performance on pump projects and favorable foreign exchange, partially offset by higher commodity costs and growth investments. GAAP segment operating income benefited from lower restructuring and realignment costs.

Earnings Per Share

GAAP EPS increased 119 percent to $1.14. Adjusted EPS, which excludes special items, increased 20 percent to $0.77, reflecting the growth in adjusted segment operating income and favorable impacts from a lower tax rate of 23.8 percent, partially offset by unfavorable environmental and corporate cost comparisons. GAAP EPS benefited by $32 million from an asbestos-related insurance settlement agreement, in addition to favorable tax adjustments, and lower restructuring and realignment costs.

Guidance

The company is raising the mid-point of its previously announced 2018 full-year adjusted EPS guidance by five cents to $3.05 which represents an 18 percent increase compared to the prior year. The updated adjusted EPS guidance range of $2.95 to $3.15 reflects stable market dynamics and improved net operating productivity including restructuring benefits, partially offset by higher commodity costs.

2018 First-Quarter Business Segment Results

All quarterly results are compared with the respective prior-year period.

Motion Technologies

  Total revenue increased 19 percent to $342 million, which includes a $37 million favorable impact from foreign exchange and $6 million from the Axtone acquisition. Organic revenue increased 4 percent. Both measures reflect 9.5 percent growth in global OEM automotive brake pads and significant growth in the China high-speed rail market, partially offset by an anticipated decline in European aftermarket due to phasing and destocking by distributors.
  GAAP operating income increased 13 percent to $62 million, and adjusted segment operating income increased 13 percent to $63 million. Both increases reflect strong volume growth, productivity improvements from the Wolverine business, and favorable impacts from foreign exchange, partially offset by unfavorable aftermarket mix, higher commodity costs, and strategic investments.

Industrial Process

  Total revenue increased 2 percent to $190 million, and organic revenue was flat, reflecting growth in aftermarket service, which was offset by declines in short-cycle baseline pumps primarily in oil & gas in Asia. Project revenue declined 1 percent due to oil and gas, offset by strong petrochemical and general industrial. Total revenue also includes the impact of favorable foreign exchange.
  GAAP operating income increased 109 percent to $17 million, and adjusted segment operating income increased 57 percent to $17 million. Both measures reflect increased productivity from supply chain actions and restructuring benefits, as well as continued project performance improvements, partially offset by higher strategic investments in efficiency initiatives. The GAAP operating income benefited from lower restructuring and realignment costs.

Connect and Control Technologies

  Total revenue increased 3 percent to $158 million, and organic revenue was flat, reflecting strength in commercial aerospace, as well as increased demand for electric vehicle and oil and gas connectors, offset by a decline in defense connectors. Total revenue benefited from the impact of favorable foreign exchange.
  GAAP operating income increased 38 percent to $23 million and adjusted segment operating income increased 28 percent to $23 million. Both measures reflect improved productivity including restructuring benefits driven by the CCT integration, partially offset by unfavorable material cost headwinds. GAAP operating income benefited from lower realignment costs.

Investor Call Today

ITT's senior management will host a conference call for investors today at 9 a.m. ET to review performance and answer questions. The briefing can be monitored live via webcast at the following address on the company's website: www.itt.com/investors and a replay of the webcast will be available for 90 days following the presentation. A replay will also be available telephonically from two hours after the webcast until Friday, May 18, 2018, at midnight.

For a reconciliation of GAAP to non-GAAP results, please refer to www.itt.com/investors or click here.

All references to EPS are defined as diluted earnings per share from continuing operations.

About ITT

ITT is a diversified leading manufacturer of highly engineered critical components and customized technology solutions for the transportation, industrial, and oil and gas markets. Building on its heritage of innovation, ITT partners with its customers to deliver enduring solutions to the key industries that underpin our modern way of life. ITT is headquartered in White Plains, N.Y., with employees in more than 35 countries and sales in a total of approximately 125 countries. The company generated 2017 revenues of $2.6 billion. For more information, visit www.itt.com.

Safe Harbor Statement

This release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our business, future financial results and the industry in which we operate, and other legal, regulatory and economic developments. These forward-looking statements include, but are not limited to, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance.

We use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “future,” “may,” “will,” “could,” “should,” “potential,” “continue,” “guidance” and other similar expressions to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Where in any forward-looking statement we express an expectation or belief as to future results or events, such expectation or belief is based on current plans and expectations of our management, expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that the expectation or belief will occur or that anticipated results will be achieved or accomplished. More information on factors that could cause actual results or events to differ materially from those anticipated is included in the Risk Factors section of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.

The forward-looking statements included in this release speak only as of the date hereof. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED) (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

For the Three Months Ended March 31	2018	2017
Revenue	$689.3	$625.8
Costs of revenue	465.1	422.7
Gross profit	224.2	203.1
General and administrative expenses	65.1	65.7
Sales and marketing expenses	43.5	43.1
Research and development expenses	24.7	22.4
Asbestos-related (benefit) costs, net	(19.7)	14.9
Operating income	110.6	57.0
Interest and non-operating expenses, net	1.8	2.2
Income from continuing operations before income tax expense	108.8	54.8
Income tax expense	7.6	9.1
Income from continuing operations	101.2	45.7
Income (loss) from discontinued operations, including tax (expense) benefit of $(0.1) and $0.1, respectively	0.1	(0.1)
Net income	101.3	45.6
Less: Income (loss) attributable to noncontrolling interests	0.1	(0.4)
Net income attributable to ITT Inc.	$101.2	$46.0
Amounts attributable to ITT Inc.:
Income from continuing operations, net of tax	$101.1	$46.1
Income (loss) from discontinued operations, net of tax	0.1	(0.1)
Net income attributable to ITT Inc.	$101.2	$46.0
Earnings per share attributable to ITT Inc.:
Basic:
Continuing operations	$1.15	$0.52
Discontinued operations	—	—
Net income	$1.15	$0.52
Diluted:
Continuing operations	$1.14	$0.52
Discontinued operations	—	—
Net income	$1.14	$0.52
Weighted average common shares – basic	88.0	88.5
Weighted average common shares – diluted	89.0	89.2

CONSOLIDATED CONDENSED BALANCE SHEETS (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	March 31, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$438.7	$389.8
Receivables, net	581.4	629.6
Inventories, net	404.9	311.9
Other current assets	173.0	147.4
Total current assets	1,598.0	1,478.7
Plant, property and equipment, net	526.6	521.7
Goodwill	895.7	886.8
Other intangible assets, net	151.8	156.2
Asbestos-related assets	329.6	304.0
Deferred income taxes	167.0	149.9
Other non-current assets	202.8	202.9
Total non-current assets	2,273.5	2,221.5
Total assets	$3,871.5	$3,700.2
Liabilities and Shareholders’ Equity
Current liabilities:
Short-term loans and current maturities of long-term debt	$247.9	$163.6
Accounts payable	367.0	351.4
Accrued liabilities	394.2	384.4
Total current liabilities	1,009.1	899.4
Asbestos-related liabilities	792.9	800.1
Postretirement benefits	227.6	227.3
Other non-current liabilities	181.4	175.6
Total non-current liabilities	1,201.9	1,203.0
Total liabilities	2,211.0	2,102.4
Shareholders’ equity:
Common stock:
Authorized – 250.0 shares, $1 par value per share
Issued and outstanding – 87.4 shares and 88.2 shares, respectively	87.4	88.2
Retained earnings	1,891.8	1,856.1
Total accumulated other comprehensive loss	(320.6)	(348.2)
Total ITT Inc. shareholders' equity	1,658.6	1,596.1
Noncontrolling interests	1.9	1.7
Total shareholders’ equity	1,660.5	1,597.8
Total liabilities and shareholders’ equity	$3,871.5	$3,700.2

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED) (IN MILLIONS)

For the Three Months Ended March 31	2018	2017
Operating Activities
Net income	$101.3	$45.6
Less: Income (loss) from discontinued operations	0.1	(0.1)
Less: Income (loss) attributable to noncontrolling interests	0.1	(0.4)
Income from continuing operations attributable to ITT Inc.	101.1	46.1
Adjustments to income from continuing operations:
Depreciation and amortization	27.6	24.8
Stock-based compensation	4.5	3.7
Asbestos-related (benefit) costs, net	(19.7)	14.9
Asbestos-related payments, net	(12.8)	(13.0)
Changes in assets and liabilities:
Change in receivables	(13.3)	(34.7)
Change in inventories	(20.7)	(1.6)
Change in accounts payable	10.4	2.5
Change in accrued expenses	(31.2)	(3.5)
Change in accrued and deferred income taxes	0.1	(4.6)
Other, net	(3.6)	(7.7)
Net Cash – Operating activities	42.4	26.9
Investing Activities
Capital expenditures	(28.7)	(36.7)
Acquisitions, net of cash acquired	—	(113.7)
Other, net	0.5	0.3
Net Cash – Investing activities	(28.2)	(150.1)
Financing Activities
Commercial paper, net repayments	(162.4)	(1.5)
Short-term revolving loans, borrowings	246.5	—
Long-term debt, issued	—	2.1
Long-term debt, repayments	(1.5)	(0.3)
Repurchase of common stock	(55.3)	(2.3)
Proceeds from issuance of common stock	0.6	5.9
Dividends paid	(0.2)	(0.2)
Net Cash – Financing activities	27.7	3.7
Exchange rate effects on cash and cash equivalents	8.2	7.9
Net Cash – Operating activities of discontinued operations	(1.2)	(0.8)
Net change in cash and cash equivalents	48.9	(112.4)
Cash and cash equivalents – beginning of year (includes restricted cash of $1.2 and $1.2, respectively)	391.0	461.9
Cash and cash equivalents – end of period (includes restricted cash of $1.2 and $1.0, respectively)	$439.9	$349.5
Supplemental Disclosures of Cash Flow Information
Cash paid during the year for:
Interest	$1.0	$1.0
Income taxes, net of refunds received	$7.0	$13.2

Key Performance Indicators and Non-GAAP Measures

Management reviews a variety of key performance indicators including revenue, segment operating income and margins, earnings per share, order growth, adjusted free cash flow and backlog, some of which are non-GAAP. In addition, we consider certain measures to be useful to management and investors when evaluating our operating performance for the periods presented. These measures provide a tool for evaluating our ongoing operations and management of assets from period to period. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, acquisitions, dividends and share repurchases.
These metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (GAAP) and should not be considered a substitute for measures determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators for purposes of our reconciliation tables.

Organic Revenue and Organic Orders are defined as revenue and orders, excluding the impacts of foreign currency fluctuations, acquisitions and divestitures. Divestitures include sales of portions of our business that did not meet the criteria for presentation as a discontinued operation. The period-over-period change resulting from foreign currency fluctuations is estimated using a fixed exchange rate for both the current and prior periods. Management believes that reporting organic revenue and organic orders provides useful information to investors by helping identify underlying trends in our business and facilitating easier comparisons of our revenue performance with prior and future periods and to our peers.

Adjusted Operating Income, Adjusted Segment Operating Income and Adjusted Segment Operating Margin are defined as total operating income and segment operating income, adjusted to exclude special items that include, but are not limited to, asbestos-related costs, restructuring costs, realignment costs, certain asset impairment charges, certain acquisition-related expenses, and other unusual or infrequent operating items. Special items represent significant charges or credits that impact the current results, which management views as unrelated to the Company's ongoing operations and performance. Adjusted segment operating margin is defined as adjusted segment operating income divided by total revenue. We believe that these measures are useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.

Adjusted Income from Continuing Operations, Adjusted EPS and Adjusted EPS Guidance are defined as income from continuing operations attributable to ITT Inc. and income from continuing operations attributable to ITT Inc. per diluted share, adjusted to exclude special items that include, but are not limited to, asbestos-related costs, restructuring costs, realignment costs, pension settlement and other curtailment costs, certain asset impairment charges, certain acquisition-related expenses, income tax settlements or adjustments, and other unusual and infrequent non-operating items.
Special items represent significant charges or credits, on an after-tax basis, that impact current results, which management views as unrelated to the Company's ongoing operations and performance. The after-tax basis of each special item is determined using the jurisdictional tax rate of where the expense or benefit occurred. We believe that adjusted income from continuing operations is useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.

Adjusted Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, adjusted for cash payments for restructuring costs, realignment actions, net asbestos cash flows and other significant items that impact current results which management views as unrelated to the Company's ongoing operations and performance. Due to other financial obligations and commitments, including asbestos, the entire free cash flow may not be available for discretionary purposes. We believe that adjusted free cash flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated by our operations.

ITT Inc. Non-GAAP Reconciliation
Reported vs. Organic Revenue / Order Growth
First Quarter 2018 & 2017
(In Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

	(A)	(B)	(C)		(D)	(E)	(F) = A-D-E	(G) =C-D-E	(H) = G / B
			Change	% Change	Acquisition / Divestitures	FX Impact	Revenue / Orders	Change	% Change
	3M 2018	3M 2017	2018 vs. 2017	2018 vs. 2017	3M 2018	3M 2018	3M 2018	Adj. 2018 vs. 2017	Adj. 2018 vs. 2017

Revenue
ITT Inc.	689.3	625.8	63.5	10.1%	5.5	44.7	639.1	13.3	2.1%

Industrial Process	189.8	186.1	3.7	2.0%	-	4.0	185.8	(0.3)	(0.2%)
Motion Technologies	342.2	287.3	54.9	19.1%	5.5	36.7	300.0	12.7	4.4%
Connect & Control Technologies	157.9	153.3	4.6	3.0%	-	4.0	153.9	0.6	0.4%

Orders
Total Segment Orders	761.2	670.6	90.6	13.5%	17.7	45.9	697.6	27.0	4.0%

Industrial Process	210.1	221.8	(11.7)	(5.3%)	-	4.5	205.6	(16.2)	(7.3%)
Motion Technologies	369.9	287.2	82.7	28.8%	17.7	37.1	315.1	27.9	9.7%
Connect & Control Technologies	181.8	162.4	19.4	11.9%	-	4.2	177.6	15.2	9.4%

Note: Excludes intercompany eliminations
Immaterial differences due to rounding

ITT Inc. Non-GAAP Reconciliation
Reported vs Adjusted Segment Operating Income & Operating Margin
First Quarter 2018 & 2017
(In Millions)

	3M 2018	3M 2018		3M 2018	3M 2017*	3M 2017		3M 2017	% Change		% Change
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted	As Reported 2018 vs. 2017		As Adjusted 2018 vs. 2017

Revenue:
Industrial Process	189.8			189.8	186.1			186.1	2.0%		2.0%
Motion Technologies	342.2			342.2	287.3			287.3	19.1%		19.1%
Connect & Control Technologies	157.9			157.9	153.3			153.3	3.0%		3.0%

Intersegment eliminations	(0.6)			(0.6)	(0.9)			(0.9)
Total Revenue	689.3			689.3	625.8			625.8	10.1%		10.1%

Operating Margin:
Industrial Process	8.9%	10	BP	9.0%	4.4%	140	BP	5.8%	450	BP	320	BP
Motion Technologies	18.1%	30	BP	18.4%	19.1%	40	BP	19.5%	(100)	BP	(110)	BP
Connect & Control Technologies	14.6%	20	BP	14.8%	10.9%	100	BP	11.9%	370	BP	290	BP

Total Operating Segments	14.8%	20	BP	15.0%	12.8%	80	BP	13.6%	200	BP	140	BP

Income (loss):
Industrial Process	16.9	0.1		17.0	8.1	2.7		10.8	108.6%		57.4%
Motion Technologies	61.9	1.0		62.9	55.0	0.9		55.9	12.5%		12.5%
Connect & Control Technologies	23.0	0.4		23.4	16.7	1.6		18.3	37.7%		27.9%

Total Segment Operating Income	101.8	1.5		103.3	79.8	5.2		85.0	27.6%		21.5%

Note: Immaterial differences due to rounding.

Special items include, but are not limited to, restructuring and realignment costs, certain asset impairment charges, acquisition-related expenses, and other unusual or infrequent operating items.

*2017 As Reported Operating Income was adjusted to reflect the adoption of ASU 2017-07 which amends the Statement of Operations presentation for the components of net periodic benefit cost for entities that sponsor defined benefit pension and other postretirement plans.
The 2017 adjustments to Segment Operating Income in the 2017 As Reported column were as follows:
Industrial Process	0.8
Motion Technologies	0.1
Connect & Control Technologies	0.4
Total Segment Operating Income	1.3

ITT Inc. Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
First Quarter 2018 & 2017
(In Millions, except per share amounts)

					Q1 2017						Percent Change
	Q1 2018	Non-GAAP		Q1 2018	As Previously	ASU 2017-07	Non-GAAP		Q1 2017	2018 vs. 2017	2018 vs. 2017
	As Reported	Adjustments		As Adjusted	Reported	Adjustments (1)	Adjustments		As Adjusted	As Adjusted	As Adjusted

Segment Operating Income	101.8	1.5	#A	103.3	78.5	1.3	5.2	#A	85.0

Corporate (Expense)	8.8	(19.9)	#B	(11.1)	(22.9)	0.1	17.6	#B	(5.2)

Operating Income	110.6	(18.4)		92.2	55.6	1.4	22.8		79.8

Interest Income (Expense)	(0.7)	-		(0.7)	(0.4)	-	-		(0.4)
Other Income (Expense)	(1.1)	-		(1.1)	(0.4)	(1.4)	-		(1.8)

Income from Continuing Operations before Tax	108.8	(18.4)		90.4	54.8	-	22.8		77.6

Income Tax (Expense)	(7.6)	(13.9)	#C	(21.5)	(9.1)	-	(11.5)	#C	(20.6)

(Loss) income from Continuing Operations	101.2	(32.3)		68.9	45.7	-	11.3		57.0

Less: Non Controlling Interest	0.1	-		0.1	(0.4)		-		(0.4)

(Loss) income from Continuing Operations - ITT Inc.	101.1	(32.3)		68.8	46.1	-	11.3		57.4

EPS from Continuing Operations	1.14	(0.37)		0.77	0.52	-	0.12		0.64	0.13	20.3%

Note: Amounts may not calculate due to rounding.
#A -	2018 includes restructuring costs ($0.9M) and acquisition related costs ($0.6M).
#A -	2017 includes restructuring and realignment costs ($4.5M) and acquisition related costs of ($0.7M).

#B -	2018 includes asbestos related benefit of ($19.7M) and certain income associated primarily with the sale of excess property ($0.2M).
Note: ($19.7M) net asbestos related benefit includes a favorable settlement agreement ($32.1M) offset by asbestos related expense to maintain 10 year accrual ($12.4M).
#B -	2017 includes restructuring costs ($0.6M), certain costs associated primarily with sale of excess property ($2.1M), asbestos related expense ($14.9M).

#C -

2018 includes various tax-related special items including tax benefit for valuation allowance change ($22.1M), tax expense for tax law changes ($0.5M), tax expense on future distribution of foreign earnings ($3.7M), and the tax impact of other operating special items.

#C -

2017 includes various tax-related special items including tax benefit on excess stock based compensation of ($1.1M), tax benefit for tax rate changes ($1.3M), and the tax impact of other operating special items.

(1)

The adjustments in March 2017 reflect the adoption of ASU 2017-07 which amends the Statement of Operations presentation for the components of net periodic benefit cost for entities that sponsor defined benefit pension and other postretirement plans.

ITT Inc. Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Adjusted Free Cash Flow Conversion
First Quarter 2018 & 2017
(In Millions)

	3M 2018	3M 2017

Net Cash - Operating Activities *	42.4	26.9

Capital expenditures	28.7	36.7

Free Cash Flow	13.7	(9.8)

Insurance settlement agreement	(19.0)	-
Asbestos cash payments, net	12.8	13.0
Restructuring cash payments	2.4	5.4
Realignment-related cash (receipt) payments	(0.2)	4.5

Adjusted Free Cash Flow	9.7	13.1

Income from Continuing Operations - ITT Inc.	101.1	46.1

Special Items, net of tax	(32.3)	11.3

Income from Continuing Operations - ITT Inc., Excluding
Special Items	68.8	57.4

Adjusted Free Cash Flow Conversion	14.1%	22.8%

* 2017 revised to reflect the new standard ASU 2016-18 regarding presentation of the changes in restricted cash.

ITT Inc. Non-GAAP Reconciliation
GAAP vs. Adjusted EPS Guidance
Full Year 2018

	2018 Full-Year Guidance
	Low	High

EPS from Continuing Operations - GAAP	$3.05	$3.26

Estimated Asbestos Related Costs, Net of Tax	0.19	0.19

	$3.24	$3.45

Estimated Gain on Sale of Excess Property, Net of Tax	(0.33)	(0.34)

Estimated Restructuring, Realignment and Other Costs, Net of Tax	0.22	0.22

Acquisition Related Costs, Net of Tax	0.03	0.03

Other Special Tax Items	(0.21)	(0.21)

EPS from Continuing Operations - Adjusted	$2.95	$3.15

ITT Inc. Non-GAAP Reconciliation
Adjusted Segment Operating Income & Operating Margin
Restated to Align with New Pension Presentation Requirements*
Quarterly Historical Data 2017
(In Millions)

	Q1	Q2	Q3	Q4	FY 2017

Restated Adjusted Segment Income (loss):
Industrial Process	10.8	15.4	17.5	28.0	71.7
Motion Technologies	55.9	52.8	52.6	37.6	198.9
Connect & Control Technologies	18.3	21.1	21.2	20.9	81.5

Total Adjusted Segment Operating Income	85.0	89.3	91.3	86.5	352.1

Adjusted Segment Operating Margin:
Industrial Process	5.8%	8.0%	8.9%	12.0%	8.9%
Motion Technologies	19.5%	18.2%	17.5%	12.6%	16.9%
Connect & Control Technologies	11.9%	14.1%	14.2%	13.6%	13.5%

Total Adjusted Operating Segments	13.6%	14.2%	14.2%	12.7%	13.6%

* The 2017 Adjusted Segment Income was restated as are required under the FASB issued ASU 2017-07 which amends the Statement of Operations presentation for the components of net periodic benefit cost for entities that sponsor defined benefit pension and other postretirement plans.

CONTACT:
ITT Inc.
Investors:
Jessica Kourakos, +1-914-641-2030
jessica.kourakos@itt.com
or
Media:
Kathleen Bark, +1-914-641-2103
kathleen.bark@itt.com